Exhibit 99.1

April 27, 2018	FOR MORE INFORMATION CONTACT
Matt Kerin (281) 589-4642
Cabot Oil & Gas Corporation Announces First-Quarter 2018 Results

HOUSTON, April 27, 2018/PRNewswire/ -- Cabot Oil & Gas Corporation (NYSE: COG) (“Cabot” or the “Company”) today reported financial and operating results for the first-quarter of 2018.

First-Quarter 2018 Highlights

•	Daily equivalent production of 1,884 million cubic feet equivalent (Mmcfe) per day, exceeding the high-end of the Company’s guidance range

•	Net income of $117.2 million (or $0.26 per share); adjusted net income (non-GAAP) of $128.5 million (or $0.28 per share)

•	Net cash provided by operating activities of $272.8 million; discretionary cash flow (non-GAAP) of $280.3 million

•	Free cash flow (non-GAAP) of $88.6 million, marking the eighth consecutive quarter of positive free cash flow

•	Returned $234.8 million of capital to shareholders through dividends and share repurchases

•	Improved operating expenses per unit by 21 percent relative to the prior-year comparable quarter

•	Completed the previously announced divestiture of the Company’s Eagle Ford Shale assets

See the supplemental tables at the end of this press release for a reconciliation of non-GAAP measures including adjusted net income (loss), EBITDAX, discretionary cash flow, free cash flow, and net debt to adjusted capitalization ratio.

"Our free cash flow generation and return of capital to shareholders during the quarter highlights Cabot’s commitment to executing on our differentiated corporate strategy,” stated Dan O. Dinges, Chairman, President and Chief Executive Officer. “With the majority of construction work already completed on our new infrastructure projects that are slated to be placed in-service beginning in the second quarter, we are excited about delivering on our combination of top-tier growth, returns and free cash flow over the coming years.”

First-Quarter 2018 Financial Results

First-quarter 2018 equivalent production was 169.6 billion cubic feet equivalent (Bcfe), consisting of 164.6 billion cubic feet (Bcf) of natural gas, 754.0 thousand barrels (Mbbls) of crude oil and condensate, and 75.1 Mbbls of natural gas liquids (NGLs). Production for all three product categories exceeded the high-end of the Company’s guidance for the quarter.

First-quarter 2018 net income was $117.2 million, or $0.26 per share, compared to net income of $105.7 million, or $0.23 per share, in the prior-year period. First-quarter 2018 adjusted net income (non-GAAP) was $128.5 million, or $0.28 per share, compared to adjusted net income of $89.1 million, or $0.19 per share, in the prior-year period. First-quarter 2018 EBITDAX (non-GAAP) was $278.6 million, compared to $306.3 million in the prior-year period.

First-quarter 2018 net cash provided by operating activities was $272.8 million, compared to $269.4 million in the prior-year period. First-quarter 2018 discretionary cash flow (non-GAAP) was $280.3 million, compared to $273.0 million in the prior-year period. First-quarter 2018 free cash flow (non-GAAP) was $88.6 million, compared to $56.9 million in the prior-year period.

First-quarter 2018 natural gas price realizations, including the impact of derivatives, were $2.44 per thousand cubic feet (Mcf), a decrease of eight percent compared to the prior-year period. Excluding the impact of derivatives, first-quarter 2018 natural gas price realizations were $2.50 per Mcf, representing a $0.50 discount to NYMEX settlement prices compared to a $0.67 discount in the prior-year comparable quarter. First-quarter 2018 oil price realizations, including the impact of derivatives, were $63.61 per barrel (Bbl), an increase of 36 percent compared to the prior-year period. NGL price realizations were $23.75 per Bbl, an increase of 15 percent compared to the prior-year period. First-quarter 2018 operating expenses (including financing) decreased to $1.58 per thousand cubic feet equivalent (Mcfe), a 21 percent improvement compared to the prior-year period.

Cabot incurred a total of $167.3 million of capital expenditures in the first-quarter of 2018 including $158.2 million of drilling and facilities capital; $7.4 million of leasehold acquisition capital; and $1.7 million of other capital. Additionally, the Company contributed $35.4 million to its equity pipeline investments in the first-quarter of 2018. See the supplemental table at the end of this press release reconciling the capital expenditures during the first-quarter of 2018.

Marcellus Shale Operational Highlights

During the first-quarter of 2018, the Company averaged 1,822 million cubic feet (Mmcf) per day of net Marcellus production, an increase of three percent sequentially compared to the fourth-quarter of 2017 despite the Company not placing any wells on production during the quarter. During the second-quarter of 2018, the Company plans to place 20.0 net wells on production, of which 16.0 net wells have already been turned to sales. Cabot expects to place an additional 60.0 net wells on production during the second half of the year to allow for the anticipated increase in production volumes associated with the in-service of new infrastructure projects beginning in June.

Cabot is currently operating three rigs and two completion crews in the Marcellus Shale.

Financial Position and Liquidity

As of March 31, 2018, Cabot had total debt of $1.5 billion and cash on hand of $964.9 million. The Company's net debt to adjusted capitalization ratio and net debt to trailing twelve months EBITDAX ratio were 18.8 percent and 0.5x, respectively, compared to 29.2 percent and 1.0x as of December 31, 2017.

Effective April 18, 2018, Cabot's borrowing base was unanimously reaffirmed by its 20 lenders at $3.2 billion. Total commitments under the Company’s credit facility remain unchanged at $1.8 billion, with approximately $1.7 billion currently available to Cabot. The Company currently has no debt outstanding under the credit facility, resulting in approximately $2.6 billion of liquidity. Cabot's next annual borrowing base redetermination is scheduled for April 2019.

Share Repurchase Program Update

During the first-quarter of 2018, Cabot repurchased 8.3 million shares at a weighted-average share price of $24.85. Subsequent to the end of the first-quarter, the Company repurchased an additional 1.6 million shares at a weighted-average share price of $23.40 under a Rule 10b5-1 plan, resulting in year-to-date repurchases of approximately 10.0 million shares at a weighted-average share price of $24.61. The Company has 20.1 million shares remaining under its current share repurchase program authorization. “Since we reactivated our share repurchase program in the second-quarter of 2017, Cabot has allocated approximately $370 million of capital to repurchasing approximately 15.0 million shares, further reinforcing the Company’s commitment to increasing our return of capital to shareholders,” commented Dinges.

Second-Quarter and Full-Year 2018 Guidance Update

Cabot has provided second-quarter 2018 net production guidance of 1,850 to 1,900 Mmcfe per day. The Company has also reaffirmed its total 2018 daily production growth guidance of 10 to 15 percent (18 to 23 percent on a divestiture-adjusted basis) and its full-year capital budget of $950 million.

As a result of the divestiture of Cabot’s Eagle Ford Shale assets in the first-quarter, the Company has updated its operating expense guidance for the remaining nine months of 2018 to the following:

•	Direct operations: $0.08 - $0.10 per Mcfe

•	Transportation and gathering: $0.66 - $0.68 per Mcfe

•	Taxes other than income: $0.02 - $0.03 per Mcfe

•	Depreciation, depletion and amortization: $0.48 - $0.53 per Mcfe

•	Interest expense: $0.09 - $0.11 per Mcfe

•	Cash general and administrative (ex. stock-based compensation): $40 - $42 million

•	Exploration: $30 - $32 million

“Our 2018 plan remains on track to deliver double-digit corporate returns, double-digit growth in production per debt-adjusted share, and over $180 million of positive free cash flow at current prices,” noted Dinges. “Additionally, we remain confident in our three-year plan that can generate between $1.6 and $2.5 billion of after-tax cumulative free cash flow based on a range of NYMEX prices of $2.75 to $3.25 per Mmbtu.”

Conference Call Webcast

A conference call is scheduled for Friday, April 27, 2018, at 9:30 a.m. Eastern Time to discuss first quarter 2018 financial and operating results. To access the live audio webcast, please visit the Investor Relations section of the Company's website. A replay of the call will also be available on the Company's website.

Cabot Oil & Gas Corporation, headquartered in Houston, Texas, is a leading independent natural gas producer with its entire resource base located in the continental United States. For additional information, visit the Company's website at www.cabotog.com.

This press release includes forward‐looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements regarding future financial and operating performance and results, strategic pursuits and goals, market prices, future hedging and risk management activities, and other statements that are not historical facts contained in this report are forward-looking statements. The words "expect", "project", "estimate", "believe", "anticipate", "intend", "budget", "plan", "forecast", “outlook”, "predict", "may", "should", "could", "will" and similar expressions are also intended to identify forward-looking statements. Such statements involve risks and uncertainties, including, but not limited to, market factors, market prices (including geographic basis differentials) of natural gas and crude oil, results of future drilling and marketing activity, future production and costs, legislative and regulatory initiatives, electronic, cyber or physical security breaches and other factors detailed herein and in our other Securities and Exchange Commission (SEC) filings. See "Risk Factors" in Item 1A of the Form 10-K and subsequent public filings for additional information about these risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not undertake any obligation to correct or update any forward-looking statement, whether as the result of new information, future events or otherwise, except as required by applicable law.

FOR MORE INFORMATION CONTACT
Matt Kerin (281) 589-4642

OPERATING DATA

	Three Months Ended March 31,
	2018	2017
PRODUCTION VOLUMES
Natural gas (Bcf)	164.6	163.8
Crude oil and condensate (Mbbl)	754.0	921.0
Natural gas liquids (NGLs) (Mbbl)	75.1	123.5
Equivalent production (Bcfe)	169.6	170.1

AVERAGE SALES PRICE
Natural gas, including hedges ($/Mcf)	$2.44	$2.64
Natural gas, excluding hedges ($/Mcf)	$2.50	$2.65
Crude oil and condensate, including hedges ($/Bbl)	$63.61	$46.73
Crude oil and condensate, excluding hedges ($/Bbl)	$64.61	$46.68
NGL ($/Bbl)	$23.75	$20.71

AVERAGE UNIT COSTS ($/Mcfe)
Direct operations	$0.12	$0.14
Transportation and gathering	0.66	0.73
Taxes other than income	0.04	0.05
Exploration	0.02	0.04
Depreciation, depletion and amortization	0.48	0.79
General and administrative (excluding stock-based compensation)	0.11	0.09
Stock-based compensation	0.03	0.05
Interest expense	0.12	0.12
	$1.58	$2.01

WELLS DRILLED (1)
Gross	15	21
Net	15.0	21.0

WELLS COMPLETED (1)
Gross	11	25
Net	11.0	24.0

(1)     Wells drilled represents wells drilled to total depth during the period. Wells completed includes wells completed during the period, regardless of when they were drilled.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

	Three Months Ended March 31,
(In thousands, except per share amounts)	2018	2017
OPERATING REVENUES
Natural gas	$412,108	$433,442
Crude oil and condensate	48,722	42,990
Gain on derivative instruments	5,577	33,384
Brokered natural gas	4,950	4,695
Other	1,870	3,332
	473,227	517,843
OPERATING EXPENSES
Direct operations	20,070	24,641
Transportation and gathering	112,125	123,474
Brokered natural gas	4,950	4,046
Taxes other than income	7,190	9,058
Exploration	3,617	6,198
Depreciation, depletion and amortization	82,128	135,100
General and administrative (excluding stock-based compensation)	18,613	15,447
Stock-based compensation(1)	5,447	8,253
	254,140	326,217
Loss on equity method investments	(994)	(1,283)
Loss on sale of assets	(41,049)	(223)
INCOME FROM OPERATIONS	177,044	190,120
Interest expense, net	20,058	20,771
Other expense	114	424
Income before income taxes	156,872	168,925
Income tax expense	39,641	63,205
NET INCOME	$117,231	$105,720
Earnings per share - Basic	$0.26	$0.23
Weighted-average common shares outstanding	459,715	465,348

(1) Includes the impact of the Company’s performance share awards and restricted stock.

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)

(In thousands)	March 31, 2018	December 31, 2017
ASSETS
Current assets	$1,236,118	$764,957
Properties and equipment, net (Successful efforts method)	3,146,252	3,072,204
Assets held for sale	6,807	778,855
Other assets	149,224	111,328
	$4,538,401	$4,727,344

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$510,491	$630,050
Long-term debt, net (excluding current maturities)	1,218,231	1,217,891
Deferred income taxes	291,280	227,030
Liabilities held for sale	1,867	15,748
Other liabilities	110,016	112,720
Stockholders' equity	2,406,516	2,523,905
	$4,538,401	$4,727,344

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)

	Three Months Ended March 31,
(In thousands)	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$117,231	$105,720
Deferred income tax expense	64,287	53,289
Loss on sale of assets	41,049	223
Exploratory dry hole cost	(60)	2,842
Gain on derivative instruments	(5,577)	(33,384)
Net cash paid in settlement of derivative instruments	(26,131)	(1,524)
Income charges not requiring cash	89,501	145,855
Changes in assets and liabilities	(7,540)	(3,643)
Net cash provided by operating activities	272,760	269,378

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(156,257)	(208,384)
Proceeds from sale of assets	646,545	374
Investment in equity method investments	(35,418)	(7,742)
Net cash provided by (used in) investing activities	454,870	(215,752)

CASH FLOWS FROM FINANCING ACTIVITIES
Treasury stock repurchases	(207,134)	—
Dividends paid	(27,647)	(9,306)
Tax withholdings on vesting of stock awards	(7,968)	(5,414)
Other	—	37
Net cash used in financing activities	(242,749)	(14,683)

Net increase in cash and cash equivalents	$484,881	$38,943

Explanation and Reconciliation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States (GAAP). However, we believe certain non-GAAP performance measures may provide financial statement users with additional meaningful comparisons between current results, the results of our peers and of prior periods. In addition, we believe these measures are used by analysts and others in the valuation, rating and investment recommendations of companies within the oil and natural gas exploration and production industry. See the reconciliations throughout this release of GAAP financial measures to non-GAAP financial measures for the periods indicated.

We have also included herein certain forward-looking non-GAAP financial measures. Due to the forward-looking nature of these non-GAAP financial measures, we cannot reliably predict certain of the necessary components of the most directly comparable forward-looking GAAP measures, such as future impairments and future changes in capital. Accordingly, we are unable to present a quantitative reconciliation of such forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures. Reconciling items in future periods could be significant.

Reconciliation of Net Income to Adjusted Net Income and Adjusted Earnings Per Share

Adjusted Net Income and Adjusted Earnings per Share are presented based on our belief that these non-GAAP measures enable a user of the financial information to understand the impact of these items on reported results. Additionally, this presentation provides a beneficial comparison to similarly adjusted measurements of prior periods. Adjusted Net Income and Adjusted Earnings per Share are not measures of financial performance under GAAP and should not be considered as alternatives to net income and earnings per share, as defined by GAAP.

	Three Months Ended March 31,
(In thousands, except per share amounts)	2018	2017
As reported - net income	$117,231	$105,720
Reversal of selected items:
Loss on sale of assets	41,049	223
Gain on derivative instruments(1)	(31,708)	(34,908)
Stock-based compensation expense	5,447	8,253
Tax effect on selected items	(3,481)	9,767
Adjusted net income	$128,538	$89,055
As reported - earnings per share	$0.26	$0.23
Per share impact of selected items	0.02	(0.04)
Adjusted earnings per share	$0.28	$0.19
Weighted-average common shares outstanding	459,715	465,348

(1) This amount represents the non-cash mark-to-market changes of our commodity derivative instruments recorded in gain on derivative instruments in the Condensed Consolidated Statement of Operations.

Discretionary Cash Flow and Free Cash Flow Calculation and Reconciliation

Discretionary Cash Flow is defined as net cash provided by operating activities excluding changes in assets and liabilities. Discretionary Cash Flow is widely accepted as a financial indicator of an oil and gas company’s ability to generate cash which is used to internally fund exploration and development activities, pay dividends and service debt. Discretionary Cash Flow is presented based on our belief that this non-GAAP measure is useful information to investors when comparing our cash flows with the cash flows of other companies that use the full cost method of accounting for oil and gas producing activities or have different financing and capital structures or tax rates. Discretionary Cash Flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating activities, as defined by GAAP, or as a measure of liquidity, or an alternative to net income.

Free Cash Flow is defined as Discretionary Cash Flow (defined above) less capital expenditures and investment in equity method investments. Free Cash Flow is an indicator of a company's ability to generate cash flow after spending the money required to maintain or expand its asset base. Free Cash Flow is presented based on our belief that this non-GAAP measure is useful information to investors when comparing our cash flows with the cash flows of other companies. Free Cash Flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating activities, as defined by GAAP, or as a measure of liquidity, or an alternative to net income.

	Three Months Ended March 31,
(In thousands)	2018	2017
Net cash provided by operating activities	$272,760	$269,378
Changes in assets and liabilities	7,540	3,643
Discretionary cash flow	280,300	273,021
Capital expenditures	(156,257)	(208,384)
Investment in equity method investments	(35,418)	(7,742)
Free cash flow	$88,625	$56,895

EBITDAX Calculation and Reconciliation

EBITDAX is defined as net income plus loss on debt extinguishment, interest expense, other expense, income tax expense, depreciation, depletion and amortization (including impairments), exploration expense, gain and loss on sale of assets, non-cash gain and loss on derivative instruments, loss on equity method investments and stock-based compensation expense. EBITDAX is presented based on our belief that this non-GAAP measure is useful information to investors when evaluating our ability to internally fund exploration and development activities and to service or incur debt without regard to financial or capital structure. EBITDAX is not a measure of financial performance under GAAP and should not be considered as alternative to cash flows from operating activities or net income, as defined by GAAP, or as a measure of liquidity.

	Three Months Ended March 31,
(In thousands)	2018	2017
Net income	$117,231	$105,720
Plus (less):
Interest expense, net	20,058	20,771
Other expense	114	424
Income tax expense	39,641	63,205
Depreciation, depletion and amortization	82,128	135,100
Exploration	3,617	6,198
Loss on sale of assets	41,049	223
Non-cash gain on derivative instruments	(31,708)	(34,908)
Loss on equity method investments	994	1,283
Stock-based compensation	5,447	8,253
EBITDAX	$278,571	$306,269

Net Debt Reconciliation

The total debt to total capitalization ratio is calculated by dividing total debt by the sum of total debt and total stockholders’ equity. This ratio is a measurement which is presented in our annual and interim filings and we believe this ratio is useful to investors in determining our leverage. Net Debt is calculated by subtracting cash and cash equivalents from total debt. Net Debt and the Net Debt to Total Capitalization ratio are non-GAAP measures which we believe are also useful to investors since we have the ability to and may decide to use a portion of our cash and cash equivalents to retire debt. Additionally, as we may incur additional expenditures without increasing debt, it is appropriate to apply cash and cash equivalents to debt in calculating the Net Debt to Total Capitalization ratio.

(In thousands)	March 31, 2018	December 31, 2017
Current portion of long-term debt	$304,000	$304,000
Long-term debt, net	1,218,231	1,217,891
Total debt	$1,522,231	$1,521,891
Stockholders’ equity	2,406,516	2,523,905
Total capitalization	$3,928,747	$4,045,796

Total debt	$1,522,231	$1,521,891
Less: Cash and cash equivalents	(964,928)	(480,047)
Net debt	$557,303	$1,041,844

Net debt	$557,303	$1,041,844
Stockholders’ equity	2,406,516	2,523,905
Total adjusted capitalization	$2,963,819	$3,565,749

Total debt to total capitalization ratio	38.7%	37.6%
Less: Impact of cash and cash equivalents	19.9%	8.4%
Net debt to adjusted capitalization ratio	18.8%	29.2%
Capital Expenditures

	Three Months Ended March 31,
(In thousands)	2018	2017
Cash paid for capital expenditures	$156,257	$208,384
Change in accrued capital costs	11,032	6,695
Exploratory dry hole cost	60	(2,842)
Capital expenditures	$167,349	$212,237